Exhibit 99

Manning & Napier, Inc. Reports Third Quarter

2012 Earnings Results

FAIRPORT, NY, October 31, 2012 – Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today reported 2012 third quarter results for the period ended September 30, 2012.

Summary Highlights

•	Economic income and economic net income, non-GAAP measures, of $39.6 million and $24.4 million, or $0.27per adjusted share

•	AUM at September 30, 2012 was $44.3 billion, compared with $42.4 billion at June 30, 2012

•	Third quarter revenue decreasedless than 1% year-over-year and increased 5% sequentially to $85.4 million

•	Manning & Napier Group, LLC distributed to its members $31.3 million in cash for the quarter and $93.9 million year-to-date, resulting in a $0.16 per share third quarter dividend

•	Strategic Income Conservative and Strategic Income Moderate, two income-oriented mutual funds, were launched to meet the needs of income-oriented investors in a low yield environment

Patrick Cunningham, Manning & Napier’s Chief Executive Officer, commented, “Strong absolute and relative returns across our investment products drove third quarter results. Our investment portfolio positioning focuses on companies with the ability to demonstrate strong growth prospects, and the third quarter provided a market where these attributes were rewarded. As economic uncertainties and overhangs continue to loom, we remain focused on identifying investments with strong growth prospects and attractive valuations, which have consistently generated positive returns in the long run. While I am proud of our servicing and selling efforts in this difficult market environment, which has led to annualized separate account retention rates in excess of 95% and modest year-to-date inflows in our mutual funds and collective investment trusts, our focus is on returning the business to a position of stronger net inflows. Despite recent near-term trends favoring passive strategies, we believe active management will play a critical role in meeting client objectives and their evolving needs. As such, we are making the necessary investments in our business and expanding our distribution capacity in terms of personnel, geographic focus and product diversification to further meet the goals of our clients. Additionally, we are building track records and supporting new investment capabilities to broaden our product set coverage. With this focus, we believe we will continue to provide long-term value and return capital to our shareholders despite ongoing market uncertainties.”

Third Quarter 2012 Financial Review

Manning & Napier reported third quarter 2012 revenue of $85.4 million, a decrease of less than 1% from revenue of $85.8 million reported in the third quarter of 2011, and an increase of 5% from revenue of $81.5 million reported in the second quarter of 2012. The changes in revenue were primarily resulting from increases in average assets under management (“AUM”). Average assets under management for the quarter was $43.2 billion, which was an approximate 1% increase over average assets for both the third quarter of 2011 and the second quarter of 2012, when average assets were $42.7 billion and $42.8 billion, respectively. Revenue as a percentage of average AUM was 0.79% for the third quarter of 2012, compared with 0.80% for the third quarter of 2011 and 0.76% for the previous quarter.

Operating expenses were $63.7 million, or $46.4 million excluding non-cash reorganization-related share-based compensation of $17.3 million. The $46.4 million represents a $3.7million increase in expenses, compared with the third quarter of 2011, and a $2.1 million increase in expenses compared with the second quarter of 2012, excluding reorganization-related share-based compensation. The increases in expenses in the current quarter compared with the third quarter of 2011 and the second quarter of 2012, were due primarily to higher incentive compensation costs resulting from the strong absolute and relative investment performance during the third quarter of 2012 compared to the third quarter of 2011 and second quarter of 2012.

Generally Accepted Accounting Principles (“GAAP”) based operating income was $21.7 million. Operating income, excluding non-cash reorganization-related share-based compensation, was $39.0 million for the quarter, a $4.1 million decrease over the third quarter of 2011 and a $1.7 million increase from the second quarter of 2012. Operating margin, excluding non-cash reorganization-related share-based compensation expense, was 46% for the third quarter of 2012, compared with 50% for the third quarter of 2011 and 46% for the second quarter of 2012.

The Company uses economic income and economic net income to provide greater clarity regarding the cash earnings of the business by removing non-cash reorganization-related share-based compensation charges and non-cash interest expense on shares subject to mandatory redemption, as defined in the Non-GAAP Financial Measures section below. On this basis, Manning & Napier reported third quarter 2012 economic income of $39.6 million, compared with $43.3 million in the third quarter of 2011, and $36.7 million in the second quarter of 2012. Also for the third quarter of 2012, economic net income was $24.4 million, or $0.27 per adjusted share, compared with $26.7 million in the third quarter of 2011, and $22.7 million, or $0.25 per adjusted share in the second quarter of 2012.

On a GAAP basis, net income attributable to the controlling and noncontrolling interests for the third quarter was $21.1 million, compared with net income of $29.7 million in the third quarter of 2011 and $9.5 million in the second quarter of 2012. The decrease in net income compared to the third quarter of 2011 is primarily attributable to the non-cash reorganization-related share-based compensation expense of $17.3 million, offset by the $13.3 million of non-cash interest expense on shares subject to mandatory redemption recorded in the prior year. The sequential increase in net income is primarily attributed to a decrease in the non-cash reorganization-related share-based compensation expense of $6.7 million from the second quarter of 2012. GAAP net income attributable to the common shareholders for the third quarter of $1.7 million, or $0.12 per basic and diluted share, reflects the public ownership of the Company’s subsidiary, Manning & Napier Group, LLC. The remaining ownership interest is attributed to the other members of Manning & Napier Group, LLC.

Nine-months ended September 30, 2012 Financial Review

Manning & Napier reported 2012 year-to-date revenue of $251.9 million, an increase of 1% over year-to-date revenue of $249.6 million reported in 2011. The increase in 2012 was generally consistent with changes in average assets under management, which increased by 1% over the prior year. Revenue as a percentage of average AUM was 0.78% for the nine-months ended September 30, 2012, which is the same when compared with the prior year.

Operating expenses were $181.0 million, or $136.0 million excluding non-cash reorganization-related share-based compensation of $45.0 million. The $136.0 million represents a 2% increase from 2011, resulting from an investment in personnel related to distribution and infrastructure, coupled with new product launches. GAAP-based operating income was $70.9 million for the nine-months ended September 30, 2012, and $116.0 million of operating income after excluding non-cash reorganization-related share-based compensation charges. The $116.0 million represents a $0.7 million decrease over 2011. Operating margin for 2012 year-to-date, excluding non-cash reorganization-related share-based compensation expense, was 46%, compared with 47% in 2011.

Manning & Napier reported 2012 year-to-date economic income of $116.4 million, compared with $116.8 million in 2011. Also for the nine-months ended September 30, 2012, economic net income was $71.9 million, or $0.80 per adjusted share, compared with $72.1 million in 2011.

On a GAAP basis, net income attributable to the controlling and noncontrolling interests for the nine-months ended September 30, 2012 was $64.9 million, compared with net income of $73.2 million in 2011. GAAP net income attributable to the common shareholders for the nine-months ended September 30, 2012 was $2.7 million, or $0.20 per basic and diluted share.

Assets Under Management

As of September 30, 2012, AUM was $44.3 billion, an increase of 4% from the $42.4 billion reported as of June 30, 2012 and 14% from the $38.8 billion reported as of September 30, 2011. As of September 30, 2012, the composition of the Company’s AUM was 55% in separate accounts and 45% in mutual funds and collective investment trusts, which is generally consistent with the AUM composition as of June 30, 2012 and September 30, 2011, of 56% in separate accounts and 44% in mutual funds and collective investment trusts.

Since June 30, 2012, AUM increased by $1.9 billion, including increases of 3% in separate account AUM and 6% in mutual fund and collective investment trust AUM. The $1.9 billion increase in AUM from June 30, 2012 to September 30, 2012, was comprised of a $2.5 billion and $1.8 billion increase in market appreciation and client inflows, respectively. These increases were offset by client outflows of $2.4 billion. As it relates to the Company’s separate accounts, outflows were caused by withdrawals from existing client accounts, as the annualized separate account retention rate continues to remain at approximately 95% for the nine-months ended September 30, 2012, in line with what has been reported previously in 2012.

When compared to September 30, 2011, AUM increased by $5.5 billion from $38.8 billion, including an increase of $2.8 billion, or 13%, in separate account AUM and an increase of $2.7 billion, or 16%, in mutual fund and collective investment trust AUM.

Balance Sheet Review

As of September 30, 2012, cash and cash equivalents was $97.0 million, compared with $95.1 million as of June 30, 2012. The Company had no debt outstanding as of September 30, 2012.

Conference Call

Manning & Napier will host a conference call to discuss its third quarter earnings results on Thursday, November 1, 2012, at 8:00 a.m. ET. To access the teleconference, please dial 706-

758-9224 (domestic and international) approximately ten minutes before the teleconference’s scheduled start time and reference ID # 39311889. A live webcast will also be available on the investor relations portion of Manning & Napier’s website at http://ir.manning-napier.com/.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion and available through November 8, 2012. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering the ID# 39311889. A webcast replay will also be available on the investor relations portion of Manning & Napier’s website at http://ir.manning-napier.com/.

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its combined consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Please refer to the schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses economic income, economic net income and economic net income per adjusted share as financial measures to evaluate the profitability and efficiency of the Company’s business model. Economic income, economic net income and economic net income per adjusted share are not presented in accordance with GAAP. Economic income excludes from income before provision for income taxes:

•

the non-cash interest expense associated with the liability for shares subject to mandatory redemption. Upon consummation of the initial public offering, such mandatory redemption obligation terminated and the Company no longer reflects in its financial statements non-cash interest expense or the liability related to such obligation; and

•

the reorganization-related share-based compensation, which results in non-cash compensation expense reported over the vesting period. In addition, upon the consummation of the initial public offering, the vesting terms related to the ownership of its employees were modified, including the Company’s named executive officers, other than William Manning. Such individuals were entitled to 15% of their ownership interests upon the consummation of the offering, and 15% of their ownership interests over the subsequent three years. The remaining ownership interests are subject to performance-based vesting over such three-year period. Such new vesting terms will not result in dilution to the number of outstanding shares of the Company’s Class A common stock. As a result of such vesting requirements, the Company will recognize non-cash compensation charges through 2014.

Economic net income is a non-GAAP measure of after-tax operating performance and equals the Company’s economic income less adjusted income taxes. Adjusted income taxes are estimated assuming the exchange of all outstanding units of Manning & Napier Group, LLC into Class A common stock on a one-to-one basis. Therefore, all income of Manning & Napier Group, LLC allocated to the units of Manning & Napier Group, LLC is treated as if it were allocated to Manning & Napier and represents an estimate of income tax expense at an effective rate of 38.25% on economic income for each respective period, reflecting assumed federal, state and local income taxes. Economic net income per adjusted share is equal to economic net income divided by the total number of adjusted Class A common shares outstanding. The number of adjusted Class A common shares outstanding for all periods presented is determined by assuming that all exchangeable units of Manning & Napier Group, LLC are converted into the Company’s outstanding Class A common stock as of the respective reporting date, on a one-to-

one basis. The Company’s management uses economic net income, among other financial data, to determine the earnings available to distribute as dividends to holders of its Class A common stock and to the holders of the units of Manning & Napier Group, LLC.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions through separately managed accounts, mutual funds, and collective investment trust funds, as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity and fixed income portfolios as well as a range of blended asset portfolios, such as life cycle funds, that use a mix of stocks and bonds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY and had 508 employees as of September 30, 2012.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; a decline in the performance of the Company’s products; client sales and redemption activity; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations:

Brian Schaffer

Prosek Partners

212-279-3115

bschaffer@prosek.com

Public Relations:

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

Source Manning & Napier

Manning & Napier, Inc.

Combined Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011
Revenues
Investment management services revenue	$85,382	$81,529	$85,789	$251,925	$249,634

Expenses
Compensation and related costs	40,922	46,570	20,890	115,224	70,845
Sub-transfer agent and shareholder service costs	12,830	12,471	12,496	37,975	36,859
Other operating costs	9,941	9,259	9,300	27,789	25,225

Total operating expenses	63,693	68,300	42,686	180,988	132,929

Operating income	21,689	13,229	43,103	70,937	116,705

Non-operating income (loss)
Interest expense on shares subject to mandatory redemption	—	—	(13,339)	—	(42,722)
Other non-operating income (loss)	595	(574)	192	416	45

Total non-operating income (loss)	595	(574)	(13,147)	416	(42,677)

Income before provision for income taxes	22,284	12,655	29,956	71,353	74,028
Provision for income taxes	1,220	3,199	253	6,409	792

Net income attributable to the controlling and the noncontrolling interests	21,064	9,456	29,703	64,944	73,236
Less: net income attributable to the noncontrolling interests	19,410	11,292	29,703	62,223	73,236

Net income (loss) attributable to Manning & Napier, Inc.	$1,654	$(1,836)	$—	$2,721	$—

Net income (loss) per share available to Class A common stock
Basic	$0.12	$(0.14)		$0.20

Diluted	$0.12	$(0.14)		$0.20

Weighted average shares of Class A comon stock outstanding
Basic	13,583,873	13,583,873		13,583,873

Diluted	13,583,873	13,583,873		13,583,873

Manning & Napier, Inc.

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011
Reconciliation of non-GAAP financial measures:
Net income (loss) attributable to Manning & Napier, Inc.	$1,654	$(1,836)	$—	$2,721	$—
Plus: net income attributable to the noncontrolling interests	19,410	11,292	29,703	62,223	73,236

Net income attributable to the controlling and the noncontrolling interests	21,064	9,456	29,703	64,944	73,236
Provision for income taxes	1,220	3,199	253	6,409	792

Income before provision for income taxes	22,284	12,655	29,956	71,353	74,028
Interest expense on shares subject to mandatory redemption	—	—	13,339	—	42,722
Reorganization-related share-based compensation	17,290	24,037	—	45,036	—

Economic income	39,574	36,692	43,295	116,389	116,750
Adjusted income taxes	15,137	14,035	16,560	44,519	44,657

Economic net income	$24,437	$22,657	$26,735	$71,870	$72,093

Reconciliation of non-GAAP per share financial measures:
Net income (loss) available to Class A common stock per basic share	$0.12	$(0.14)		$0.20
Plus: net income attributable to the noncontrolling interests per basic share	1.43	0.83		4.58

Net income attributable to the controlling and the noncontrolling interests per basic share	1.55	0.69		4.78
Provision for income taxes per basic share	0.09	0.24		0.47

Income before provision for income taxes per basic share	1.64	0.93		5.25
Interest expense on shares subject to mandatory redemption per basic share	—	—		—
Reorganization-related share-based compensation per basic share	1.27	1.77		3.32

Economic income per basic share	2.91	2.70		8.57
Adjusted income taxes per basic share	1.11	1.03		3.28

Economic net income per basic share	1.80	1.67		5.29
Less: Impact of Manning & Napier Group, LLC units converted to publicly traded shares	(1.53)	(1.42)		(4.49)

Economic net income per adjusted share	$0.27	$0.25		$0.80

Total basic shares of Class A common stock outstanding	13,583,873	13,583,873		13,583,873
Total exchangeable units of Manning & Napier Group, LLC	76,400,000	76,400,000		76,400,000

Total adjusted Class A common stock outstanding	89,983,873	89,983,873		89,983,873

Manning & Napier, Inc.

Assets Under Management

(in millions)

(unaudited)

	Investment Vehicle			Portfolio
Assets Under Management Three-months ended	Separate accounts	Mutual funds and collective investment trusts	Total	Blended	Equity	Fixed Income	Total

As of June 30, 2012	$23,550.5	$18,821.0	$42,371.5	$19,450.7	$21,695.9	$1,224.9	$42,371.5
Gross client inflows	507.0	1,306.5	1,813.5	857.7	922.5	33.3	1,813.5
Gross client outflows	(1,084.1)	(1,343.4)	(2,427.5)	(816.5)	(1,551.2)	(59.8)	(2,427.5)
Market appreciation	1,349.9	1,160.6	2,510.5	1,005.9	1,485.7	18.9	2,510.5

As of September 30, 2012	$24,323.3	$19,944.7	$44,268.0	$20,497.8	$22,552.9	$1,217.3	$44,268.0

Average assets under management for period	$23,862.7	$19,387.2	$43,249.9	$19,943.0	$22,086.7	$1,220.2	$43,249.9

As of March 31, 2012	$24,827.7	$19,904.3	$44,732.0	$19,658.1	$23,819.0	$1,254.9	$44,732.0
Gross client inflows	979.2	1,443.5	2,422.7	1,015.6	1,365.7	41.4	2,422.7
Gross client outflows	(1,193.8)	(1,422.4)	(2,616.2)	(894.0)	(1,626.5)	(95.7)	(2,616.2)
Market appreciation (depreciation)	(1,062.6)	(1,104.4)	(2,167.0)	(329.0)	(1,862.3)	24.3	(2,167.0)

As of June 30, 2012	$23,550.5	$18,821.0	$42,371.5	$19,450.7	$21,695.9	$1,224.9	$42,371.5

Average assets under management for period	$23,969.5	$18,827.0	$42,796.5	$19,348.3	$22,209.2	$1,239.0	$42,796.5

As of June 30, 2011	$24,910.8	$19,712.3	$44,623.1	$18,791.3	$24,573.6	$1,258.2	$44,623.1
Gross client inflows	1,454.3	2,626.9	4,081.2	1,222.1	2,832.2	26.9	4,081.2
Gross client outflows	(1,139.0)	(1,494.9)	(2,633.9)	(926.6)	(1,677.2)	(30.1)	(2,633.9)
Market depreciation	(3,674.4)	(3,627.2)	(7,301.6)	(1,903.7)	(5,372.2)	(25.7)	(7,301.6)

As of September 30, 2011	$21,551.7	$17,217.1	$38,768.8	$17,183.1	$20,356.4	$1,229.3	$38,768.8

Average assets under management for period	$23,800.0	$18,913.5	$42,713.5	$18,188.4	$23,294.5	$1,230.6	$42,713.5

	Investment Vehicle			Portfolio
Assets Under Management Nine-months ended	Separate accounts	Mutual funds and collective investment trusts	Total	Blended	Equity	Fixed Income	Total

As of December 31, 2011	$22,658.1	$17,542.0	$40,200.1	$18,122.5	$20,812.0	$1,265.6	$40,200.1
Gross client inflows	2,365.4	4,603.1	6,968.5	2,904.6	3,901.8	162.1	6,968.5
Gross client outflows	(3,217.2)	(4,238.0)	(7,455.2)	(2,530.7)	(4,672.2)	(252.3)	(7,455.2)
Market appreciation	2,517.0	2,037.6	4,554.6	2,001.4	2,511.3	41.9	4,554.6

As of September 30, 2012	$24,323.3	$19,944.7	$44,268.0	$20,497.8	$22,552.9	$1,217.3	$44,268.0

Average assets under management for period	$23,884.2	$19,106.0	$42,990.2	$19,467.4	$22,283.4	$1,239.4	$42,990.2

As of December 31, 2010	$22,935.1	$15,906.6	$38,841.7	$17,280.5	$20,256.9	$1,304.3	$38,841.7
Gross client inflows	3,678.4	7,426.1	11,104.5	3,423.6	7,580.5	100.4	11,104.5
Gross client outflows	(2,598.6)	(3,294.9)	(5,893.5)	(2,400.1)	(3,310.1)	(183.3)	(5,893.5)
Market appreciation (depreciation)	(2,463.2)	(2,820.7)	(5,283.9)	(1,120.9)	(4,170.9)	7.9	(5,283.9)

As of September 30, 2011	$21,551.7	$17,217.1	$38,768.8	$17,183.1	$20,356.4	$1,229.3	$38,768.8

Average assets under management for period	$24,111.0	$18,326.1	$42,437.1	$18,261.0	$22,915.5	$1,260.6	$42,437.1

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